UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Nevada Gold & Casinos, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEVADA GOLD & CASINOS, INC.
50 Briar Hollow Lane, Suite 500 West
Houston, Texas 77027

NOTICE OF ANNUAL MEETING TO BE HELD ON
OCTOBER 14, 2009

To the Shareholders:

           The Annual Meeting of Shareholders of Nevada Gold & Casinos, Inc. will be held at the Sheraton Suites Houston, 2400 West Loop South, Houston, Texas, 77027 on Wednesday, October 14, 2009, at 3:00 p.m., Central Time, for the following purposes:

1.	To elect one Class I director to hold office until the 2011 Annual Meeting of Shareholders;

2.	To elect two Class II directors to hold office until the 2012 Annual Meeting of Shareholders; and

3.	To ratify the selection of Pannell Kerr Forster of Texas, P.C. as independent auditors for the 2010 fiscal year.

Shareholders of record at the close of business on August 24, 2009 are entitled to notice of and to vote at the meeting.  A complete list of such shareholders will be available for examination by any shareholder during ordinary business hours at the Company’s executive offices, located at 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027, for a period of 10 days prior to the meeting date.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3.

By Order of the Board of Directors,

/s/ ROBERT B. STURGES
Robert B. Sturges
Chief Executive Officer

September 3, 2009

PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT AT YOUR
EARLIEST CONVENIENCE IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES
WILL BE VOTED IF YOU ARE NOT ABLE TO ATTEND THE ANNUAL MEETING.

NEVADA GOLD & CASINOS, INC.
50 Briar Hollow Lane
Suite 500 West
Houston, Texas 77027

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 14, 2009

General

The enclosed proxy is solicited on behalf of the Board of Directors of Nevada Gold & Casinos, Inc., a Nevada corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on October 14, 2009, at 3:00 p.m. Central Time (the “Annual Meeting”), or at any adjournment or postponement of the meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at the Sheraton Suites Houston, 2400 West Loop South, Houston, Texas 77027. We intend to mail this Proxy Statement and accompanying proxy card to shareholders on or before September 4, 2009.

Our principal executive offices are located at 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027, and our telephone number is (713) 621-2245. Our internet website address is www.nevadagold.com.

Availability of Annual Report and Form 10-K

Accompanying this Proxy Statement is the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. The Company makes available, free of charge through its website (www.nevadagold.com), its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as soon as reasonably practicable after such documents are electronically filed with or furnished to the Securities and Exchange Commission. These reports can be found under “SEC Filings” through the “Investor Relations” section of the Company’s website. The Company will provide to any shareholder without charge, upon the written request of that shareholder, a copy of the Company’s Annual Report on Form 10-K (without exhibits), including financial statements and the financial statement schedules, for the fiscal year ended April 30, 2009. Such requests should be addressed to Investor Relations, Nevada Gold & Casinos, Inc., 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company’s Secretary, at the address of the Company’s executive offices noted above, written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Quorum and Votes Required

Only shareholders of record at the close of business on August 24, 2009 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on August 24, 2009, there were 12,939,130 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

Proxies properly executed, duly returned to the Company and not revoked will be voted in accordance with the specifications made. Where no specifications are given, such proxies will be voted:

(1)	“FOR” the election as a director of the Class I nominee listed in this proxy statement;
(2)	“FOR” the election as a director of the Class II nominees listed in this proxy statement; and
(3)	“FOR” the selection of Pannell Kerr Forster of Texas, P.C. as independent auditors for the 2010 fiscal year.

The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of the common stock is necessary to constitute a quorum at the meeting.  If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions.  In accordance with the rules of the NYSE Alternext US, formerly the American Stock Exchange (the “Exchange”), certain matters submitted to a vote of stockholders are considered by the Exchange to be “routine” items upon which brokerage firms may vote in their discretion on behalf of their customers if such customers have not furnished voting instructions within a specified period prior to the meeting.  The election of directors and the ratification of the selection of the independent auditors for the 2010 fiscal year are considered routine matters for which brokerage firms may vote shares for which they have not received instructions.  For those matters that the Exchange determines to be “non-routine,” brokerage firms that have not received instructions from their customers would not have discretion to vote.  Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business, but broker non-votes are not counted as votes “for or “against” the proposals to be acted on at the meeting.

The affirmative vote of a plurality of the votes cast at the meeting will be required for the election of directors.  The affirmative vote of a majority of the shares of common stock represented at the meeting in person or by proxy and entitled to vote on the proposal will be required for approval of Proposal 3, assuming that a quorum is present or represented at the meeting.  A properly executed proxy marked “AGAINST” with respect to the election of a director will not be voted with respect to a director and will have no effect.  With respect to Proposal 3, a properly executed proxy marked “ABSTAIN,” although counted for purposes of determining whether there is a quorum, will not be voted.  Accordingly, an abstention will have the same effect as a vote cast against Proposal 3.  A broker non-vote will be counted for purposes of determining a quorum but will not be counted as a vote for or against Proposal 3.

Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to soliciting shareholders by mail and through its regular employees, the Company will request that banks and brokers and other persons representing beneficial owners of the shares forward the proxy solicitation material to such beneficial owners and the Company may reimburse these parties for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Shareholder Proposals

Proposals of shareholders that are intended to be presented at our 2010 Annual Meeting of Shareholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and had to be received by our Secretary no later than May 6, 2010, in order to be included in the Proxy Statement and proxy materials relating to our 2010 Annual Meeting of Shareholders. A shareholder proposal or a nomination for director that will not be included in our Proxy Statement and proxy, but that a shareholder intends to present in person at the meeting, must generally be submitted to our Secretary not less than ninety (90) days prior to the anniversary date of the 2009 Annual Meeting.

In order for a shareholder proposal to be considered properly brought before the meeting by a shareholder, such shareholder must, in addition to any applicable requirements, have given timely notice and in proper form of such shareholder's intent to bring such business before such meeting. To be timely, the shareholder’s notice must be received by the Secretary of the Company at the principal executive offices of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting; providing however that in the event the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the day of the meeting was mailed or such public disclosure made, whichever occurs first. To be in proper form, a shareholder’s notice to the Secretary shall set forth the following: the name and record address of the shareholder who intends to propose the business and the number of shares of stock of the Company which are owned by such shareholder; a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; and any material interest of the shareholder in such business.

Security Ownership of Certain Beneficial Owners, Directors and Executive Officers

Shown below is certain information as of August 20, 2009 with respect to beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of shares of the Company’s common stock by: (a) the only persons or entities known to the Company to be a beneficial owner of more than five percent of the outstanding share of the Company’s common stock, (b) each director and a director nominee of the Company, (c) the Named Executive Officers, as identified in the Summary Compensation Table, and (d) all directors and executive officers of the Company as a group.

	SHARES BENEFICIALLY OWNED AS OF AUGUST 20, 2009
NAME AND ADDRESS (1)	NUMBER OF SHARES		PERCENT OF CLASS

Robert B. Sturges	509,999	(2)	3.9
William G. Jayroe	161,034	(3)	1.2
Joseph A. Juliano	57,900	(4)	*
Francis M. Ricci	39,666	(5)	*
Wayne H. White	41,666	(6)	*
William J. Sherlock	63,333	(7)	*
Frank Catania	32,000	(8)	*
James J. Kohn	207,666	(9)	1.6
Ernest E. East	160,000	(10)	1.2
Donald A. Brennan	95,500	(11)	*
Wynnfield Investment Funds 450 Seventh Avenue, Suite 509 New York, NY 10123	1,719,002	(12)	13.2
Louise H. Rogers 2512 Alta Mira Tyler, TX 75701	941,288		7.3
Robert C. Ide 159 North Wolcott Street, Suite 304 Casper, WY 82601	760,000		5.9
All current directors and executive officers as a group (10 persons)	1,368,764	(13)	10.6

(1)	Unless otherwise indicated, the address for the persons listed is 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027.
(2)	Includes options to purchase 449,999 shares of common stock held by Mr. Sturges exercisable as of August 20, 2009 or within 60 days thereafter.
(3)
Includes (a) options to purchase 41,666 shares of common stock held by Mr. Jayroe exercisable as of August 20, 2009 or within 60 days thereafter, (b) 3,334 shares of common stock owned by Christine Jayroe, (c) 3,334 shares of common stock owned by Hunter Jayroe, (d) 3,334 shares of common stock owned by Haley Jayroe and (d) 14,000 shares of common stock owned by The Jayroe Foundation.

(4)	Includes options to purchase 35,000 shares of common stock held by Mr. Juliano exercisable as of August 20, 2009 or within 60 days thereafter.
(5)	Includes options to purchase 31,666 shares of common stock held by Mr. Ricci exercisable as of August 20, 2009 or within 60 days thereafter.
(6)	Includes options to purchase 31,666 shares of common stock held by Mr. White exercisable as of August 20, 2009 or within 60 days thereafter.
(7)	Includes options to purchase 43,333 shares of common stock held by Mr. Sherlock exercisable as of August 20, 2009 or within 60 days thereafter.
(8)	Includes options to purchase 30,000 shares of common stock held by Mr. Catania exercisable as of August 20, 2009 or within 60 days thereafter.
(9)	Includes options to purchase 207,666 shares of common stock held by Mr. Kohn exercisable as of August 20, 2009 or within 60 days thereafter.
(10)	Includes options to purchase 150,000 shares of common stock held by Mr. East exercisable as of August 20, 2009 or within 60 days thereafter.
(11)	Includes options to purchase 90,000 shares of common stock held by Mr. Brennan exercisable as of August 20, 2009 or within 60 days thereafter.
(12)
Includes: (i) 424,802 shares of common stock held by Wynnefield Partners Small Cap Value, L.P. (“WPSCV”), (ii) 611,000 shares of common stock held by Wynnefield Partners Small Cap Value, L.P. I (“WPSCVI”), (iii) 674,000 shares of common stock held by Wynnefield Small Cap Value Offshore Fund, Ltd. (“WSCVOF”) and (iv) 9,200 shares of common stock held by Profit Sharing and Money Purchase Plans, Inc.  (the “Plan”).  Wynnefield Capital Management, LLC (“WCM”), a New York limited liability company, is the sole general partner of WPSCV and WPSCVI, private investment companies organized as limited partnerships under the laws of the State of Delaware, and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act), and has the sole power to direct the voting and disposition, of the shares of the Company’s common stock that WPSCV and WPSCVI beneficially own.  Messrs. Nelson Obus and Joshua Landes are the co-managing members of WCM and, accordingly, each of Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act), and each of Messrs. Obus and Landes shares with the other the power to direct the voting and disposition, of the shares of the Company’s common stock that WCM may be deemed to beneficially own.  Wynnefield Capital, Inc. (“WCI”) is the sole investment manager of WSCVOF, a private investment company organized under the laws of the Cayman Islands, and, accordingly, may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act) of the shares of the Company’s common stock that WSCVOF beneficially owns.   Messrs. Obus and Landes are executive officers of WCI and, accordingly, each of Messrs. Obus and Landes may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act), and each of Messrs. Obus and Landes, as executive officers of WCI, shares with the other the power to direct the voting and disposition of the shares of the Company’s common stock that WCI may be deemed to beneficially own.  The Plan is an employee profit sharing plan organized under the laws of the State of Delaware.  Mr. Obus is the portfolio manager for the Plan and, accordingly, Mr. Obus may be deemed to be the indirect beneficial owner (as that term is defined under Rule 13d-3 under the Exchange Act), and has the sole power to direct the voting and disposition, of the shares of the Company’s common stock that the Plan may be deemed to beneficially own.

(13)	Includes options to purchase 1,110,996 shares of common stock.
*	Less than one percent

PROPOSALS ONE AND TWO

ELECTION OF DIRECTORS

Our Articles of Incorporation provide for a Board of Directors of no less than one and no more than ten members, the exact number within this range being determined by the Board of Directors. The number of Board members is currently seven. Our Articles of Incorporation also divide our Board of Directors into three classes with staggered terms. Each class of directors is elected for a term of three years. We have three classes of directors, Class I presently consisting of two directors, one of whom was appointed to the Board of Directors on February 10, 2009 and is standing for election for the remainder of his term; Class II consisting of two directors; and Class III consisting of three directors.

Nominees

One Class I director and two Class II directors are to be elected at the Annual Meeting for terms ending in 2011 and 2012, respectively. The Corporate Governance and Nominating Committee of the Board of Directors has recommended the nomination of Frank Catania for election to the Board of Directors for the remainder of his Class I term that will expire at the Annual Meeting of Shareholders to be held in 2011 and the nomination of Joseph A. Juliano and Francis M. Ricci for three year terms expiring at the Annual Meeting of Shareholders to be held in 2012. The Board of Directors has approved these recommendations and nominated Messrs. Catania, Juliano and Ricci, who have indicated their willingness to serve. Unless a shareholder specifies otherwise, the shares represented by each returned proxy will be voted for the election of Messrs. Catania, Juliano and Ricci.

Vote Required; Recommendation of Board

The candidates receiving the highest number of affirmative votes cast will be elected as directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF MR. CATANIA, MR. JULIANO AND MR. RICCI.

Nominees	Age	Principal Occupation
Frank Catania	67	President, Catania Consulting Group
Joseph A. Juliano	58	Chairman, Nevada Gold & Casinos, Inc.
Francis M. Ricci	66	CEO/CFO, Yes! Golf

Frank Catania.  Mr. Catania, who has over 30 years of gaming, and legal experience, is currently a principal of Catania Consulting Group, which specializes in providing gaming expertise to both the public and private sectors. Mr. Catania is also of counsel at Catania & Associates, LLC, Law Offices, which specializes in all aspects of casino law including licensing and compliance. Mr. Catania currently serves on the board of directors of Empire Resorts and eCOGRA, a non-profit organization founded in 2003 with the mission to establish standards for online gaming where it is lawful. Mr. Catania was previously the director of New Jersey's Division of Gaming Enforcement, a premier and world-renowned gaming regulatory and enforcement agency. Mr. Catania was elected to serve four years in the New Jersey Legislature as an Assemblyman, representing his district in Passaic County.  He is a graduate from Rutgers University and Seto Hall University Law School.

Joseph A. Juliano.  Mr. Juliano was appointed the Chairman of the Board of Directors in June 2007 and has been a member of our Board of Directors since September 2001.  He was an executive of PepsiCo for over 30 years, most recently as Senior Vice President - Entertainment Division where he was responsible for Pepsi distribution and brand marketing initiatives in theatres, theme parks, theme restaurants, gaming venues and golf management companies including PGA of America.  Mr. Juliano served as Chief Executive Officer for NineStars USA for the past 2 years.  He is also President and co-founder of Panama Beverages, whose principal business is the production and sales of Premium Bottle Waters.  He currently also serves as a consultant to the gaming, entertainment and beverage industries. Mr. Juliano received his BS and MBA in Marketing from St. John's University.

Francis M. Ricci.  Mr. Ricci has served as our director since July 2003. Since 1991, Mr. Ricci has been involved in the ownership and management of several private companies serving as CEO or CFO, including Natural Swing Products Co., Premier Scale Company and starting in March 1998, Yes!Golf. Mr. Ricci, a CPA practiced as an audit specialist for more than 20 years with Deloitte & Touche, serving as a partner for 12 years. Mr. Ricci received his MBA and BS in accounting from the University of Montana.

Directors Not Standing For Election and Executive Officers

The members of the Board whose terms do not expire at the Annual Meeting and who are not standing for election at this year’s Annual Meeting and our executive officers are set forth below:

Name	Age	Class/Term Expiration	Principal Occupation
Robert B. Sturges	62	Class III/2010	CEO, Nevada Gold & Casinos, Inc.
William J. Sherlock	59	Class III/2010	Gaming Consultant
William G. Jayroe	52	Class III/2010	Executive Regional Oil and Gas Director, ESS, Inc.
Wayne H. White	72	Class I/2011	Retired
James J. Kohn	59	-	Executive Vice President, Secretary, and CFO
Ernest E. East	66	-	Senior Vice President and General Counsel
Donald A. Brennan	65	-	Senior Vice President of Development

Robert B. Sturges.  Mr. Sturges has been CEO of Nevada Gold since October, 2006. He has over 25 years of gaming industry experience including over 15 years with Carnival Resorts & Casinos and Carnival Corporation. Among his many accomplishments as President of Carnival's Gaming Division, Mr. Sturges oversaw the development and operation of the Casino Rouge Riverboat in Baton Rouge, Louisiana, and Casino Rama Resort and Casino in the Toronto, Ontario, Canada market. Earlier in Mr. Sturges career, he also served as Deputy Director and Director of the New Jersey Division of Gaming Enforcement. Until recently, Mr. Sturges was a board member of Benihana, Inc. (Nasdaq: BNHN - News) and served as the Lead Independent Director, as well as a member of the Audit, Compensation and Executive Committees. Mr. Sturges is a limited partner of the Miami Heat NBA franchise. He is a graduate of Dartmouth College and a cum laude graduate of Rutgers School of Law.

William J. Sherlock. Mr. Sherlock has served as our director since October 2007. Mr. Sherlock is a hospitality and casino industry veteran of 35 years. From 1997 to 2000 he was Chief Operating Officer and from 2000 to 2006 he was Chief Executive Officer of Foxwoods Resort & Casino in Mashantucket, Connecticut, one of the world’s largest casinos. He currently serves as a Board member of Foxwoods Development Company and acts as a gaming consultant. Mr. Sherlock has been President/CEO for the past 15 years in various high profile casino/hotel properties including New York, New York Hotel & Casino, Las Vegas, Nevada, the Flamingo Hilton in Laughlin, Nevada and the Reno Hilton, Reno, Nevada. Mr. Sherlock is a Business Administration graduate of the University of South Carolina.

William G. Jayroe. Mr. Jayroe has served as our director since September 1995 and was our Corporate Secretary from March 1999 until June 2001. Mr. Jayroe has two decades of technology development, sales, and management expertise. Since January 2007, Mr. Jayroe has been the Executive Oil and Gas Director for ESS, Inc., a global environmental and crisis management software solutions provider headquartered out of Tempe, Arizona. From May 2005 until January 2007, Mr. Jayroe was the Senior Vice President of South East Region of Enviance, Inc., a software solutions company headquartered out of Carlsbad, California. From September 2001 until October 2003, Mr. Jayroe served as a Senior Vice-President of Digital Consulting and Southwest Services. From April 1998 until October 2000, Mr. Jayroe served as Executive Vice-President of Applied Training Resources, headquartered out of Houston, TX. Mr. Jayroe founded and has been the CEO of Hunter International Partners, LLC since September 1998. Mr. Jayroe has a BS in Industrial Distribution from Texas A&M.

Wayne H. White. Mr. White has served as our director since July 2003. From 1983 until his retirement in July 2002, Mr. White was an investment banker. From 1996 until July 2002, Mr. White served as a member of the corporate finance department of Wells Fargo Securities. His duties included working on public and private offerings of equity, private placements of equity, mergers and acquisitions, and the rendering of fairness opinions. Mr. White's specialties were leisure industry sectors, including casinos, casino suppliers and restaurants. Mr. White received his BS in political science from the University of Utah, and his law degree from Hastings College of Law in San Francisco.  Mr. White was a member of the Board of Directors of The Cheesecake Factory, Incorporated from 1992 until he retired from the Board in May 2009.

James J. Kohn. Mr. Kohn, a Certified Public Accountant since 1982, has over 15 years gaming experience. Before joining Nevada Gold in late 2006, he was the Chief Financial Officer of Motor City Casino, a 100,000 square foot casino in Detroit, Michigan. Prior to that, he was the Corporate Director, Internal Audit for Penn National Gaming, a multi-jurisdictional owner and operator of gaming properties, including casinos, racetracks and off-track wagering facilities. He was previously Corporate Director of Financial Analysis of Penn National. Mr. Kohn was the VP of Casino Finance at Carnival Resorts and Casinos, which owned and operated casinos, hotels and entertainment complexes in the USA, Canada, the Caribbean and South America. He also served as Vice President and Chief Financial Officer of Sands Hotel and Casino in San Juan, Puerto Rico. Before that he held several senior level positions in the financial services industry and began his career with Ernst & Young, an International CPA firm. Mr. Kohn is a graduate of Ohio State University and holds an MBA from the University of Miami.

Ernest E. East. Mr. East has more than 20 years of gaming experience. From 1998 until 2004 he was Senior Vice President, General Counsel and Chief Compliance Officer of Hyatt Gaming Services, LLC. He was most recently Chief Legal Officer of Global Trust Management, LLC, and prior to that, he was the Senior Vice President, General Counsel and Corporate Secretary of Sierra Pacific Resources. Mr. East also served as Executive Vice President, Secretary and General Counsel of Trump Hotels and Casino Resorts. Mr. East is a graduate of the University of Arkansas School of Law and the University of Tulsa.

Donald A. Brennan. Mr. Brennan has served as our Vice President of Development since September, 2000. Mr. Brennan brings 40 years of hospitality experience to the amenity operations for master planned residential golf communities and golfing resort hotels and conference centers. Mr. Brennan is the founder of Independent Private Clubs of America, Inc., and has served as its managing partner since 1994. Mr. Brennan has been a frequent guest speaker at gaming and hospitality conferences throughout the country. He holds an MBA from Southern Methodist University and a Bachelor's degree in Hotel and Restaurant Administration from Cornell University.

Director Independence

The Board of Directors has determined that each of Messrs. Ricci, White, Juliano, Sherlock, Jayroe and Catania are independent directors as defined in the listing standards of the American Stock Exchange. As part of its analysis, the Board of Directors determined that Messrs. Ricci, White, Juliano, Sherlock and Jayroe do not have a direct or indirect material relationship with the Company that would interfere with the exercise of independent judgment.

Code of Ethics

We have adopted a Code of Ethics that applies to directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics is posted on our website at http://www.nevadagold.com, under Investor Relations - Investor Info. Changes to and waivers granted with respect to this Code of Ethics related to officers identified above, and other executive officers and directors of the Company that are required to be disclosed pursuant to applicable rules and regulations of the Securities and Exchange Commission will also be posted on our website and a Current Report on Form 8-K will be filed within 4 business days of the change or waiver.

Board Meetings and Committees

The Board held 7 meetings during the fiscal year ended April 30, 2009 and acted by unanimous written consent on two occasions. Each Board member attended at least 75% or more of the Board meetings held during the fiscal year ended April 30, 2009. As of the date of this Proxy Statement, the Board has three standing committees: (1) the Compensation Committee; (2) the Audit Committee; and (3) the Corporate Governance and Nominating Committee.

Compensation Committee

The Compensation Committee of the Board consists of four non-employee directors: Messrs. White, Sherlock, Jayroe and Ricci, each of whom is independent as defined in the listing standards of the Exchange. The Compensation Committee reviews and approves salaries and incentive compensation for the Company’s executive officers. The Compensation Committee held three meetings in the fiscal year ended April 30, 2009 and all four members attended the meetings.

The Report of the Compensation Committee is included in this Proxy Statement. The Compensation Committee operates pursuant to a written charter. A copy of the Compensation Committee Charter is available on the Company’s Web site at http://www.nevadagold.com under the heading "Investor Relations."

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been or is an officer or employee of the Company. None of the Company’s executive officers serve on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. No member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Messrs. Ricci, Catania and Sherlock, each of whom is independent as defined in the listing standards of the Exchange. The Audit Committee engages the Company’s independent auditors, reviews the Company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent auditors prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee met six times in the fiscal year ended April 30, 2009. Each member attended at least 75% or more of the Audit Committee meetings held during the fiscal year ended April 30, 2009.

The Board has determined that Mr. Ricci is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Ricci is independent under the listing standards of the Exchange and also serves as chair of the Audit Committee.

The Report of the Audit Committee is included in this Proxy Statement. The Audit Committee operates pursuant to a written Charter. A copy of the Audit Committee Charter was attached as Appendix A to the 2004 Proxy Statement previously distributed to shareholders and is also available on the Company’s Web site at http://www.nevadagold.com under the heading "Investor Relations."

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of the Board consists of five non-employee directors: Messrs. Sherlock, Jayroe, Ricci, Catania and White, each of whom is independent as defined in the listing standards of the American Stock Exchange. The Corporate Governance and Nominating Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire. The Corporate Governance and Nominating Committee are also responsible for developing and implementing guidelines relating to the operation of the Board and its committees and the Company as a whole. The Corporate Governance and Nominating Committee met one time in the fiscal year ended April 30, 2009. All five members attended the meeting.

The Corporate Governance and Nominating Committee operates pursuant to a written Charter. A copy of the Corporate Governance and Nominating Committee Charter is available on the Company’s Web site at http://www.nevadagold.com under the heading "Investor Relations."

Consideration of Director Nominees

Shareholder Nominees

The Corporate Governance and Nominating Committee considers properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Shareholders who wish to communicate with the Corporate Governance and Nominating Committee concerning potential candidates for our Board of Directors should do so by corresponding with our Secretary, addressed to Nevada Gold & Casinos, Inc., Attention: Secretary, 50 Briar Hollow Lane, Suite 500 West, Houston, Texas 77027. Any such communication should be made in accordance with our Bylaws. Our Bylaws provide that any shareholder entitled to vote at the annual meeting may nominate a person for election to the board by complying with the procedures set forth in Article II, Section 2.16 of the Bylaws. In general, these procedures provide as follows:

•
the notice from a shareholder must be received by the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs;

•
the shareholder's notice must state the proposed nominee’s name, age, business address and residence address, principal occupation, number of shares of common stock of the Company owned, and any other information about the person required under SEC rules for director nominees to be named in a proxy statement;

•	the notice must include the name, record address and number of shares of common stock of the Company owned by the shareholder recommending the proposed nominee;

•	the notice must include a description of all arrangements or understandings between such shareholder and each proposed nominee; and

•
the notice must include any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for elections of directors pursuant to Section 14 of the Exchange Act.

A copy of our Bylaws is available to a shareholder by sending a written request to our Secretary. The Corporate Governance and Nominating Committee follows the procedures in our Bylaws and accordingly will consider candidates recommended by shareholders who comply with our Bylaws.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Corporate Governance and Nominating Committee has not specified any minimum qualifications for serving on the Board. However, the Corporate Governance and Nominating Committee endeavors to evaluate, propose and approve candidates with business experience and personal skills in gaming, finance, marketing, financial reporting and other areas that may be expected to contribute to an effective Board. The Corporate Governance and Nominating Committee seeks to assure that the Board is composed of individuals who have experience relevant to the needs of the Company and who have the highest professional and personal ethics, consistent with the Company’s values and standards. Candidates should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee will consider properly submitted shareholder nominations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, recommendations will be aggregated and considered by the Corporate Governance and Nominating Committee. If any materials are provided by a shareholder in connection with the nomination of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a shareholder.

Communications with the Board

The Board has adopted the following process for shareholders who wish to communicate any concern directly with the Board. Shareholders may mail or deliver their communication to the Company’s principal executive offices, addressed as follows:

Addressee (*)
c/o Secretary
Nevada Gold & Casinos, Inc.
50 Briar Hollow Lane, Suite 500 West
Houston, Texas 77027

*Addressees: Board of Directors; Audit Committee of the Board of Directors; Corporate Governance and Nominating Committee of the Board of Directors; Compensation Committee of the Board of Directors; name of individual director.

Copies of written communications received at such address will be forwarded to the addressee as soon as practicable.

Attendance at Annual Meetings

Members of the Board of Directors are encouraged to attend the Company’s Annual Meeting; however, attendance is not mandatory.  Six members of the Board attended the last Annual Meeting.

Director Compensation

Director Fees

The Company’s independent directors received an annual fee of $16,000 plus $1,000 for each Board of Directors meeting attended (except for telephonic meetings for which no compensation is provided) for services they provide as directors or members of Board committees.  The independent Chairman of the Board of Directors and the Chair of the Audit Committee received an annual fee of $31,000 plus $1,000 for each Board of Directors meeting attended.  During the last quarter of the fiscal year 2009, the director and chairmanship fees were increased by $8,000 per annum and each director received the pro-rata increase for the quarter.  As a result, effective the last quarter of the fiscal year 2009, the annual fee for a director and a chairmanship is $24,000 and $39,000, respectively.  All directors are reimbursed for their reasonable expenses for attending Board and Board committee meetings. During the fiscal year ended April 30, 2009, we issued options to purchase our common stock to one of our directors.

Director Summary Compensation Table

The table below contains information about the compensation received by each of our non-employee directors, and one former director, during the fiscal year ending April 30, 2009. Directors who are employees received no extra pay for serving as a director.

Name	Fees Earned or Paid in Cash ($) (a)	Option Awards ($) (b)	All Other Compensation ($) (c)	Total ($)
William G. Jayroe	22,000	-	-	22,000
Joseph A. Juliano	37,000	-	-	37,000
Francis M. Ricci	37,000	-	-	37,000
Wayne H. White	22,000	-	-	22,000
William J. Sherlock	22,000	-	-	22,000
Frank Catania	7,000	13,006	-	20,006
H. Thomas Winn (c)			259,886	259,886
Former Director

(a)
Includes annual fees, meeting fees and fees for committee chairmanship.  Each director received a prorated $8,000 increase in the annual fees as of the last quarter of the fiscal year ended April 30, 2009. Mr. Catania received a prorated annual fee as of the time of his election to the Company’s Board of Directors in April 2009.

(b)
The amount reflected in the table is the amount of compensation recognized during the fiscal year ended April 30, 2009 for financial reporting purposes in accordance with SFAS 123(R), except that no forfeiture rate assumption has been applied to the amounts in the table. On April 16, 2009, Mr. Catania was granted 25,000 options.  The grants to Mr. Catania were valued using the Black-Scholes Model with assumptions as described in Footnote 11 to the Company’s Consolidated Financial Statements, which are included in the Company’s 2009 Annual Report to Stockholders which accompanies this proxy statement.

(c)
Mr. Winn’s other compensation during the fiscal year ended April 30, 2009 consists of a $253,076 severance pursuant to a Separation Agreement & Release (the “Agreement”) with the Company entered into on June 27, 2007. Under the Agreement, he continued to receive compensation equal to the base compensation to which he would have been entitled until December 31, 2008. In addition, the Company reimbursed him for his benefits under COBRA during the same period and the Company awarded him a non-qualified stock option to purchase 200,000 shares of the Company’s common stock at the closing price as of July 6, 2007 ($2.01). The options vests at a rate of 25% per year for four years, beginning on the first anniversary of the grant, and expires five years from the date of grant. On April 29, 2007, the Company recorded a severance accrual of $775,683 regarding Mr. Winn.  The accrual consisted of $199,587 for the option grant plus $576,096 other compensation.

As of April 30, 2009, the below directors, and one former director, had outstanding option awards as follows:

Name	Outstanding Stock Options Exercisable (#)	Outstanding Stock Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
William G. Jayroe	5,000	-	11.40	09/08/2009
	26,666	13,334	1.20	01/23/2013
Joseph A. Juliano	5,000	-	11.40	09/08/2009
	20,000	10,000	1.20	01/23/2013
Francis M. Ricci	5,000	-	11.40	09/08/2009
	16,666	8,334	1.20	01/23/2013
Wayne H. White	5,000	-	11.40	09/08/2009
	16,666	8,334	1.20	01/23/2013
William J. Sherlock	25,000	-	1.35	10/15/2012
	3,333	1,667	1.20	01/23/2013
Frank Catania	25,000	-	0.71	04/16/2014
H. Thomas Winn*	50,000	150,000	2.01	07/06/2012
Former Director

* - Mr. Winn was granted 200,000 stock options pursuant to a Separation Agreement & Release with the Company on June 27, 2007.

Report of the Audit Committee of The Board Of Directors

The following Audit Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee report by reference therein.

The Audit Committee engages and supervises the Company’s independent auditors and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Company’s annual report on Form 10-K for the fiscal year ended April 30, 2009 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Pannell Kerr Forster of Texas, P.C. (“PKF”) the Company’s independent public accounting firm, which is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States of America, including the matters required by the Codification of Statements on Auditing Standards No. 61. In addition, the Audit Committee has discussed with PKF their independence from management and the Company, including the written disclosure and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committees.

The Audit Committee discussed with PKF the overall scope and plans for their audit. The Audit Committee meets with PKF, with and without management present, to discuss the results of their examinations, their evaluations or the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the fiscal year ended April 30, 2009, for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors

Francis M. Ricci, Chair
William J. Sherlock
Frank Catania

Report of the Compensation Committee of The Board of Directors

The following Compensation Committee report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee report by reference therein.

The Compensation Committee has reviewed and discussed with management, among other things, the section of this Proxy Statement captioned “Compensation Discussion and Analysis.”  Based on that review and discussion, the Compensation Committee has recommended to our Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee of the Board of Directors

Wayne H. White, Chairman
William G. Jayroe
Francis M. Ricci
William J. Sherlock

Compensation Discussion and Analysis

Overview and Philosophy

The key objectives of the Company’s executive compensation program is to attract, retain and motivate well-qualified executives, and motivate the highest quality of management talent available, who will support the rapid growth and development of our Company in a dynamic industry.  Furthermore, the Company’s executive compensation program is designed:

•	To reflect, in large part, the value created for stockholders;

•	To offer fair and competitive annual base salaries consistent with similarly situated companies of the same size in the gaming industry;

•	To reward executives for corporate and individual performance through annual incentive and deferred compensation programs; and

•	To encourage long-term performance through the use of long-term incentives, such as stock options, that align the interests of employees and stockholders.

The Compensation Committee of the Company’s Board of Directors administers all plans and programs connected with compensation of the Company’s senior executives and directors.  The Company’s business plans and strategic objectives are generally presented by the Company’s management at the annual Board of Directors’ meeting.  The Board of Directors engages in an active discussion concerning the financial and development targets, the appropriateness of the strategic objectives, and the difficulty in achieving same.  In establishing the compensation plan, our Compensation Committee then utilizes the primary objectives from the adopted business and development plans, as the primary targets for determining the executive officers’ annual incentives and long-term incentive compensation.

The Chief Executive Officer makes recommendations to the Compensation Committee for the actual incentive compensation for all other executives based on actual performance of the Company relative to the existing targets as well as on individual performance, and recommends the executives’ base salaries levels for the coming year. The Compensation Committee considers these recommendations generally at the end of each fiscal year in determining its recommendations to the Board of Directors for the final annual and long-term incentive compensation for each executive as well as for the executive’s base salary levels. The actual incentive compensations awarded to each executive are ultimately subject to the discretion of the Compensation Committee and the Board of Directors.

Information concerning the Compensation Committee, its current members, and its charter is provided under the caption “Compensation Committee.”

Elements of Compensation

There are three key elements in the Company’s executive compensation program, all determined by individual and corporate performance:

•	Annual base salaries;

•	Annual incentive compensation; and

•	Long-term incentive compensation.

Annual Base Salaries

Annually, the Compensation Committee establishes the base salaries to be paid to the Company’s executive officers during the fiscal year, subject to the approval of the Board of Directors. In setting base salaries, the Compensation Committee takes into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole, and current market conditions and competitive salaries of executives with similarly situated companies of the same size in the gaming industry.  The Compensation Committee intends the annual base salaries of our named executive officers (the “NEOs”) to provide a minimum level of compensation for highly qualified executives.  The Compensation Committee believes that the annual base salaries of our NEOs in total approximate the market median for salaries that peer group companies pay to similar officers and that this positioning is appropriate to support our objective of aligning pay with performance.

Annual Incentive Compensation

The Compensation Committee intends that annual bonuses paid to our NEOs will reward them for the achievement of successful financial performance over a relatively short period of time.  In addition, the Compensation Committee believes that is important to recognize and reward NEOs for successfully supporting the Company’s growth and development.  Payment of annual bonuses to our NEOs is discretionary.  In the fiscal year 2009, the Compensation Committee established performance objectives for our NEOs under an Executive Bonus Plan for the 2009 Fiscal Year which was approved by the Board of Directors.  Under the plan, the NEOs were eligible for annual bonuses equal up to 50% of their respective base salaries, provided, that each NEO was entitled to 25% of his base salary upon the achievement of such NEO’s respective individual performance goals and to an additional 25% of his base salary upon the achievement of the company performance goals.  The target and maximum bonuses for the NEOs for the fiscal year 2009 are reported in the “Grants of Plan-Based Awards” table below, in the columns under “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”  The actual cash bonuses earned by the NEOs for the fiscal year 2009, based on the achievement with respect to the established performance goals are reported in the “Summary Compensation Table” below, in the column “Bonus.”  For the fiscal year ended April 30, 2009, Mr. Robert B. Sturges was paid $125,000, Mr. James J. Kohn was paid $75,000, Mr. Ernest E. East was paid $75,000 and Mr. Donald A. Brennan was paid $15,000 under the Company’s Executive Bonus Plan.

The Compensation Committee has decided to keep the above performance-based cash compensation targets for the fiscal year 2010, thus the actual bonuses for the fiscal year 2010 can range from 0% to 50% of the target amounts.

Long-term Incentive Compensation

The Compensation Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the Company’s stock price increases. The Company’s 1999 Stock Option Plan expired in January 2009. During the 2009 Fiscal Year, the Board adopted the 2009 Equity Incentive Plan (“2009 Plan”) which was approved by shareholders at the Special Meeting of Shareholders held on April 14, 2009. The 2009 Plan is similar to the 1999 Stock Option Plan in most respects and authorizes the Compensation Committee to grant awards, including stock options and restricted stock, to the Company’s executive officers.

The Compensation Committee also believes that unvested stock options represent a significant tool to encourage retention of highly qualified executives.  The vesting period of stock options encourages our executives to focus on the Company’s long-term development and creates greater likelihood “in-the-money” unvested options, which will encourage our executives to remain with the Company rather than looking for other opportunities.

The Compensation Committee generally considers stock option grants at the time an executive enters into an employment relationship with the Company while the granting usually occurs on the executive’s date of hire, anniversary date or the date of a regularly scheduled meeting of the Company’s Board of Directors.

Change in Control Payments

The employment agreements the Company has entered into with certain of our executives provide that they will receive certain payments if the Company undergoes a change in control.  The Compensation Committee believes that the prospect of such a change in control would likely result in the executives facing personal uncertainties and distractions regarding the possible effects of such occurrence.  The objective of providing pre-defined change in control benefits to our executives is to allow them to focus solely to the best interest of our shareholders in the event of any possible, threatened or pending change in control.  This plan therefore serves as an important retention tool during any transition period of uncertainty to ensure that personal interests do not dilute our executives complete focus on promoting shareholder value.  The details of such arrangements are discussed in details in the “Employment Agreements with Named Executive Officers, Termination of Employment and Change-In-Control Arrangements” section provided below.

All Other Compensation

All other compensation for our executives includes matching contributions to the Company’s 401(k) plan, premium payments for the medical benefits plan offered by the Company and perquisites.

Policy Concerning Tax Deductibility

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the annual corporate federal tax deduction for compensation paid to executive officers named in the proxy statement to $1,000,000, unless the compensation qualifies as “performance based” and has been approved in advance by a vote of its stockholders. The Company is not currently compensating any executive officers at levels that would cause this annual limitation on corporate federal tax deductions to apply and has no current plans to do so. Accordingly, the Compensation Committee has not adopted a formal policy concerning the application of the Section 162(m) limitation on tax deductions. If it appears that any executive officer will likely be approaching the $1,000,000 compensation limitation in the near future, the Compensation Committee will review whether such payments should be structured as to qualify as deductible performance-based compensation.

Compensation of Executive Officers and Other Matters

Summary Compensation Table

The following table provides information about the compensation during our fiscal year ending April 30, 2009 of our Principal Executive Officer, our Principal Financial Officer and our two remaining executive officers as of the end of fiscal 2009. This group is referred to in this proxy statement as the Named Executive Officers.

NAME AND PRINCIPAL POSITION	FISCAL YEAR (1)	SALARY ($)	BONUS ($)	OPTION AWARDS ($) (2)	ALL OTHER COMPENSATION ($) (3) (4)	TOTAL PAY ($)
Robert B. Sturges	2009	400,000	125,000	-	37,023	562,023
CEO	2008	360,192	10,000	184,687	36,004	590,883
	2007	146,769	-	112,167	152,148	411,084

James J. Kohn	2009	273,615	75,000	-	34,494	383,109
Executive Vice President and	2008	238,077	10,000	50,224	9,000	307,301
CFO	2007	107,692	-	19,474	18,453	145,619

Ernest E. East	2009	250,490	75,000	-	19,998	345,488
Sr. Vice President and	2008	238,077	10,000	48,998	9,000	306,075
General Counsel

Donald A. Brennan	2009	174,767	15,000	-	21,074	210,841
Senior Vice President of	2008	165,467	10,000	22,437	21,108	219,012
Development	2007	151,358	-		3,745	155,103

(1)	Compensation data for fiscal year 2009 includes the period April 28, 2008 through April 30, 2009.
(2)
The amounts in this column reflect the compensation costs recognized for financial statement reporting purposes for the fiscal year 2008 ended April 27, 2008 and fiscal year 2007 ended April 29, 2007, in accordance with SFAS No. 123(R) of awards pursuant to the Company’s Second Amended and Restated 1999 Stock Option Plan. Assumptions used in the calculation of this amount for fiscal year ended April 27, 2008 are included in Footnote 10 to the Company’s audited financial statements for the fiscal year end April 27, 2008, included in the Company’s Form 10-K filed with the Securities and Exchange Commission on July 28, 2008.  During the fiscal year ended April 30, 2009, no equity awards were granted to the Named Executive Officers.

(3)
Consists of car allowances for each Named Executive Officer, Mr. Kohn’s relocation expense of $25,494, the Company’s matching contributions of $10,998 to Mr. East’s 401(k) savings plan and Mr. Brennan’s life insurance policy and the Company’s matching contributions to his 401(k) savings plan.

(4)
Mr. Sturges’ other compensation includes $14,400 for his flight allowance for himself and his spouse and $13,623 for Mr. Sturges’ housing in the Company’s furnished corporate apartment in Houston pursuant to his employment agreement. In fiscal year 2007, Mr. Sturges’ other compensation included $132,740 of consulting fees prior to his employment as CEO.

Grants of Plan-Based Awards Table

The following table sets forth information regarding all incentive plan awards granted to our Named Executive Officers (“NEOs”) during the year ended April 30, 2009. The table shows the potential value of the payout for each NEO under the performance plan established by the Compensation Committee for the fiscal year 2009 as if the threshold, target and maximum goals had been satisfied for the performance measures.  Actual bonus payments to the NEOs for the fiscal year 2009 performance are shown in the Summary Compensation Table above, in the column “Bonus.”  Also, see “Annual Incentive Compensation,” on page 11, for a discussion of the incentive plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Robert B. Sturges	08/12/2008	-	100,000	200,000
James J. Kohn	08/12/2008	-	68,404	136,808
Ernest E. East	08/12/2008	-	62,623	125,246
Donald A. Brennan	08/12/2008	-	43,692	87,384

Compensation of the Chief Executive Officer

Mr. Robert B. Sturges was elected to the position of Chief Executive Officer on October 10, 2006. For the fiscal year ended April 29, 2007, Mr. Sturges’ base salary was $350,000 which was increased to $400,000 pursuant to the Second Amendment to Employment Agreement between Mr. Sturges and the Company entered into on January 23, 2008. For the fiscal year 2009, Mr. Sturges was paid a $125,000 bonus.

The Compensation Committee established the annual base salary and other terms of Mr. Sturges’ compensation based on Mr. Sturges’ past performance record, his status in the gaming industry and his experience and leadership abilities. The Compensation Committee concluded that Mr. Sturges’ compensation, including stock option grants, significantly benefits the Company and its shareholders by securing Mr. Sturges’ services for the future and thereby motivating him to continue his focus on the long-term strategic growth and profitability of the Company.

Employment Agreements with Named Executive Officers, Termination of Employment and Change-In-Control Arrangements

Mr. Robert B. Sturges has an employment agreement with the Company entered into on November 27, 2006 and most recently amended on January 23, 2008 (the “Agreement”).  The Agreement continues until January 23, 2011 unless terminated earlier as provided in the Agreement.  The base salary is $400,000 plus housing in the Company’s furnished corporate apartment in Houston and a monthly flight allowance of $1,200 for airline tickets during the term of the Agreement.  In addition, Mr. Sturges receives a monthly auto allowance of $750.  Mr. Sturges is eligible for a performance bonus equal to up to 50% of his annual salary for achieving reasonable goals related to profitability established in the first 30 days of the fiscal year by the Board of Directors and/or the Compensation Committee. Mr. Sturges was granted an option to purchase 100,000 shares of common stock of the Company, at an exercise price of $4.87 per share on October 12, 2006. Of that grant all shares have vested. The options expire on the tenth anniversary date of the grant and are subject to the terms and conditions of the Company’s Amended and Restated 1999 Stock Option Plan (the “1999 Stock Option Plan”). Mr. Sturges was also granted an option to purchase 200,000 share of common stock of the Company at an exercise price of $1.65 per share dated August 30, 2007 which vests as follows: 66,666 vested as of the date Mr. Sturges waived his right to voluntarily terminate his employment pursuant to his employment contact (i.e. January 23, 2008), 66,667 vested on the first year anniversary of such date and 66,667 vest on the second year anniversary of such date; and an option to purchase 100,000 shares of common stock of the Company at an exercise price of $1.20 per share dated January 23, 2008, which vests as follows: 33,333 vested as of the date of the grant, 33,333 vested on January 23, 2009 and 33,334 vest on January 23, 2010.  The options expire on the fifth anniversary date of each grant and are subject to the terms and conditions of the 1999 Stock Option Plan.  Under the Agreement, either party may terminate the Agreement by giving 90 days prior written notice to the other party. If Mr. Sturges is terminated “without cause,” he shall receive 12 months salary, paid in monthly installments.  If Mr. Sturges terminates his employment for any reason, Mr. Sturges shall receive six months salary, paid in monthly installments.  The Company may terminate Mr. Sturges’ employment for “cause” at any time and he would be entitled only to his salary and benefits through the effective date of the termination.  In the event of “change of control,” Mr. Sturges is entitled to a lump sum amount equal to the unpaid balance of Mr. Sturges’ salary, performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement.  In addition, all stock options granted to Mr. Sturges, but not yet vested, shall immediately become fully vested.

Mr. James J. Kohn's employment agreement was effective October 23, 2006 and amended effective April 23, 2008. The term of the agreement is through April 22, 2011 unless terminated earlier as provided in the agreement.  Mr. Kohn’s base salary is $275,000. Mr. Kohn also receives a monthly auto allowance of $750.00 and will participate in an annual bonus program to be developed that will provide the opportunity for an annual bonus based upon achievement of financial and strategic goals to be established each year. Mr. Kohn shall be entitled to receive 25% of his then-current annual salary, if the target plan’s strategic plans have been achieved and 25% of his then-current annual salary if the target plan’s financial goals have been achieved. Mr. Kohn was granted an option to purchase 26,000 shares of common stock in the Company, at an exercise price of $3.79 per share, equal to the fair market value of the stock determined as of the date of the grant. Of that grant, 7,500 shares immediately vested, 8,500 shares vested at the commencement of Mr. Kohn’s second year of employment and the remaining 10,000 shares vested at the commencement of Mr. Kohn’s third year of employment with the Company. The options expire on the fifth anniversary date of the Mr. Kohn’s Employment Agreement and are subject to the terms and conditions of the 1999 Stock Option Plan. Mr. Kohn was also granted an option to purchase 60,000 shares of common stock of the Company at an exercise price of $1.65 per share dated August 30, 2007, which vests as follows: 20,000 vested as of the date of the grant, 20,000 vested on August 30, 2008 and 20,000 vest on August 30, 2009; and an option to purchase 70,000 shares of common stock of the Company at an exercise price of $1.14 per share dated April 22, 2008, which vests as follows: 23,333 vested as of the date of the grant, 23,333 vested on April 22, 2009 and 23,334 vest on April 22, 2010.  The options expire on the fifth anniversary date of each grant and are subject to the terms and conditions of the 1999 Stock Option Plan. Mr. Kohn will also receive certain benefits related to his relocation, including a tax equalization allowance related to his relocation expenses. If Mr. Kohn’s employment is terminated “without cause,” he is entitled to a lump sum payment equal to his six-month salary (including pro-rated performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement) plus, following a six month period after the termination and continuing until the end of the term of his employment agreement, monthly installments of a sum equivalent to a pro-rated annual salary last conferred upon him less required withholding.  In addition, all stock options granted to Mr. Kohn, but not yet vested, shall immediately become fully vested. In the event of “change of control,” Mr. Kohn is entitled to twelve equal payments of an amount equal to the unpaid balance of Mr. Kohn’s salary, performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement.  In addition, all stock options granted to Mr. Kohn, but not yet vested, shall immediately become fully vested.

Mr. Ernest E. East has an employment agreement with the Company which was amended on April 14, 2008 and June 8, 2009. The term of the agreement is through January 8, 2011 unless terminated earlier as provided in the agreement. Pursuant to the June 8, 2009 amendment, effective August 1, 2009, Mr. East may perform his employment duties from a location outside Houston, Texas while devoting no more than 50% of his working time as an employee of the Company.  In addition, Mr. East’s base salary was reduced to $130,000 and the criteria for his performance bonus will be based solely upon achievement of the Company’s target plan strategic and financial goals. Mr. East was also paid $5,000 for relocation expenses and will continue to receive a monthly auto allowance of $750.00. Pursuant to his employment agreement, Mr. East was granted an option to purchase 30,000 shares of common stock in the Company, at an exercise price of $3.24 per share, equal to the fair market value of the stock determined as of the date of the agreement. Of that grant 10,000 shares immediately vested, 10,000 shares vested at the commencement of Mr. East’s second year of employment and the remaining 10,000 shares vested at the commencement of Mr. East’s third year of employment with the Company. The options expire on the fifth anniversary date of the Mr. East’s employment agreement and are subject to the terms and conditions of the 1999 Stock Option Plan. Mr. East was also granted an option to purchase 60,000 shares of common stock of the Company at an exercise price of $1.65 per share dated August 30, 2007, with the following vesting schedule: 20,000 vested as of the date of the grant, 20,000 vested on August 30, 2008 and 20,000 vest on August 30, 2009.  The options expire on the fifth anniversary date of the grant and are subject to the terms and conditions of the 1999 Stock Option Plan. If Mr. East’s employment is terminated “without cause,” he is entitled to a lump sum payment equal to his six-month salary (including pro-rated performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement) plus, following a six month period after the termination and continuing until the end of the term of his employment agreement, monthly installments of a sum equivalent to a pro-rated annual salary last conferred upon him less required withholding.  In addition, all stock options granted to Mr. East, but not yet vested, shall immediately become fully vested. In the event of “change of control,” Mr. East is entitled to twelve equal payments of an amount equal to the unpaid balance of Mr. East’s salary, performance bonus, accrued vacation and fringe benefits remaining during the term of his employment agreement.  In addition, all stock options granted to Mr. East, but not yet vested, shall immediately become fully vested.

For each of the abovementioned NEOs, if the Company terminates their employment for “cause,” their respective employment agreements provide for a payment of only salary, vacation, and fringe benefits through the date of termination, and any unvested stock options are forfeited. Finally, all employment agreements contain provisions protecting the Company’s confidential information and precluding a NEO from competing with the Company for a period of one year following the termination of his employment.

Table Showing Benefits of a Termination without Cause or by Good Reason Other Than in Connection with a Change in Control

The following table sets forth the amounts payable under the employment agreements of each of the current executive officers named in the Summary Compensation Table in the event of a termination without cause or by the employee for good reason other than in connection with a change in control.  The amounts in the table assume that the termination took place on April 30, 2009. The closing price of the Company’s common stock on such date was $0.75.

Name	Cash Severance ($) (a)	Value of Options and Restricted Stock that Have Accelerated Vesting ($)	Value of Medical Continuation ($) (b)	Gross-Up Amount ($)	Total ($)
Robert B. Sturges	400,000	193,799	-	-	593,799
James J. Kohn	544,712		13,637	-	558,348
Ernest E. East	423,754		13,637	-	437,391

(a)
These amounts include cash severance payments mandated by each executive officer’s employment agreement including accrued vacation and auto allowance.  Mr. Sturges’ cash severance also includes flight allowance. In the event of termination without cause, Mr. Sturges will receive 12 months salary paid in monthly installments. In the event of termination without cause, Mr. East and Mr. Kohn are entitled to a lump sum amount equal to their respective six months salaries (plus prorated performance bonus, accrued vacation and fringe benefits remaining during the term of each named executive respective employment agreement) and, beginning six month after the termination and continuing until the end of the term of their respective employment agreements, each of them is entitled to monthly installments of a sum equivalent to a pro-rated annual salary less required withholding.

(b)
These amounts are estimates based on a blended rate for the executive officers, which includes a base COBRA cost and incremental costs for the portion of the premiums that the Company pays. The estimated amounts are given because of certain HIPAA privacy regulations and are expected to be close to the true rate for the individual.

Table Showing Benefits of a Change in Control

The following table sets forth the amounts payable under the employment agreements of each of the current executive officers named in the Summary Compensation Table in the event of a termination in connection with a change in control event and, where applicable, a second triggering event. The amounts in the table assume that the triggering event took place on April 30, 2009. The closing price of the Company’s common stock on such date was $0.75.

Name	Cash Severance ($) (a)	Value of Options and Restricted Stock that Have Accelerated Vesting ($)	Value of Medical Continuation ($) (b)	Gross-Up Amount ($)	Total ($)
Robert B. Sturges	684,615	478,301	-	-	1,162,917
James J. Kohn	544,712	134,565	13,637	-	692,914
Ernest E. East	423,754	133,508	13,637	-	570,899

(a)
These amounts include cash severance payments mandated by each executive officer’s employment agreement including accrued vacation and auto allowance.  Mr. Sturges’ cash severance also includes flight allowance.

(b)
These amounts are estimates based on a blended rate for the executive officers, which includes a base COBRA cost and incremental costs for the portion of the premiums that the Company pays. The estimated amounts are given because of certain HIPAA privacy regulations and are expected to be close to the true rate for the individual.

Outstanding Equity Awards at Fiscal Year-End

The table below presents information on the outstanding equity awards held by the Named Executive Officers as of April 30, 2009.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Robert B. Sturges	100,000	-	4.87	10/12/2016
	133,333	66,667	1.65	08/30/2012
	66,666	33,334	1.20	01/23/2013
Ernest E. East	30,000	-	3.24	01/08/2012
	40,000	20,000	1.65	08/30/2012
James J. Kohn	26,000	-	3.79	10/23/2011
	40,000	20,000	1.65	08/30/2012
	46,666	23,334	1.14	04/22/2013
Donald A. Brennan	10,000	-	11.40	09/08/2009
	26,666	13,334	1.65	08/30/2012

(a)
The option awards were granted pursuant to the Company’s 1999 Stock Option Plan (“1999 Option Plan”) which was approved by shareholders at the 1999 Annual Meeting of Shareholders and amended at the 2002 Annual Meeting of Shareholders and the 2004 Annual Meeting of Shareholders.  During the fiscal year ended April 30, 2009, no stock options were exercised by the Named Executive Officers. Based on the exercise price of the options held by the Named Executive Officers for the fiscal year ended April 30, 2009 there were no “In-the-Money Options” held by the Named Executive Officers. The fair market value of our common stock at the end of the 2009 fiscal year was $0.75 per share.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding ten percent or more of the Company’s common stock are required to report their ownership of common stock and any changes in that ownership to the SEC and to furnish the Company with copies of such reports. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during the fiscal year ended April 30, 2009, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis with the exception of a Form 5 which was filed late by Mr. Francis M. Ricci and a Form 5 which was filed late by Mr. Frank Catania.

Certain Relationships and Related Transactions

The Company’s Audit Committee charter requires that the Audit Committee reviews and approves all related party transactions for potential conflicts of interests.

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party to by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Nevada law and our bylaws.

Notes Receivable – Affiliates

On May 12, 2008, the Company entered into a settlement agreement with Clay County Holdings, Inc (“CCH”), Service Interactive, Inc. (“SI”), and Restaurant Connections International, Inc. (“RCI”). The settlement agreement terminated CCH and SI’s respective debts to the Company, which combined equaled $4.6 million, and dismissed our collection lawsuit against CCH and SI in the District Courts of Harris County, Texas. In exchange, RCI issued a promissory note in the amount equal to the combined principal and interest owed to the Company by CCH and SI, CCH cancelled the promissory note from RCI in the amount of $4 million and RCI issued a new note to CCH in the amount of $57,000.  In addition, the Company increased its ownership in RCI from 34% to 56% and appointed a majority of the Board of Directors.  On July 31, 2008, RCI sold its principal asset, International Restaurant of Brazil, for $5.5 million.  On August 12, 2008, the Company received $4.7 million from RCI as payment in full of the outstanding note and accrued interest.  RCI was dissolved in February 2009.

PROPOSAL THREE

SELECTION OF PANNELL KERR FORSTER OF TEXAS, P.C.
AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected, and recommends the approval of the appointment of, Pannell Kerr Forster of Texas, P.C. (“PKF”) as the Company’s independent public accounting firm for the fiscal year ending April  30, 2010.  PKF served as the Company’s independent public accounting firm for the fiscal year ended April 30, 2009. Representatives of PKF are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of PKF as the Company’s independent public accounting firm for the fiscal year 2010.  The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for ratification. Although the appointment of an independent public accounting firm is not required to be submitted to a vote of shareholders, the Board of Directors recommended that the appointment be submitted to our shareholders for approval. If our shareholders do not approve the appointment of PKF, the Board of Directors will consider the appointment of another independent public accounting firm.

Independent Registered Public Accounting Firm’s Fees

PKF billed the Company as set forth in the table below for professional services rendered for the audit of the Company’s annual financial statements for the years ended April 30, 2009 and April 27, 2008 and for the review of the Company’s quarterly financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2009 and 2008 and for work on other SEC filings and tax services rendered for the year ended April 30, 2009.

Description	Fiscal 2009	Fiscal 2008
Audit Fees	$432,478	$459,259
Tax Service Fees	$99,277	$102,572

Audit Committee Preapproval Policy

The Audit Committee has adopted a policy that all audit, review or attest engagements and permissible non-audit services, including the fees and terms thereof, to be performed by the independent public accounting firm (subject to, and in compliance with, the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act) are to be pre-approved by the Audit Committee. In addition to audit services, PKF provided tax advise and preparation of returns during the fiscal year 2009. No other non-audit services were performed by PKF pursuant to the de minimis exception in the fiscal year 2009.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PKF AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR FISCAL YEAR 2010.

SHAREHOLDERS SHARING AN ADDRESS

Shareholders sharing an address with another shareholder may receive only one set of proxy materials at that address unless they have provided contrary instructions. Any such shareholder who wishes to receive a separate set of proxy materials now or in the future may write or call the Company to request a separate copy of these materials from:

Investor Relations
50 Briar Hollow Lane
Suite 500 West
Houston, Texas 77027
(713) 621-2245

Similarly, shareholders sharing an address with another shareholder who have received multiple copies of the Company’s proxy materials may write or call the above address and phone number to request delivery of a single copy of these materials.

OTHER MATTERS

The Board knows of no other matters that will be prepared for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Robert B. Sturges

ROBERT B. STURGES, Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

ANNUAL MEETING OF SHAREHOLDERS OF

NEVADA GOLD & CASINOS, INC.

October 14, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting and Proxy Statement are available at
http://www.irconnect.com/uwn/pages/sec-filings.html

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330000000000000000 9 101409

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1 & 2. Proposal one to elect one Class I director nominee to hold office until the 2011 Annual Meeting of Shareholders and Proposal two to elect two Class II director nominees to hold offices until the 2012 Annual Meeting of Shareholders.

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Frank Catania (Class I Director)
- ○ Joseph A. Juliano (Class II Director)
- ○ Francis M. Ricci (Class II Director)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
3. Proposal three to approve the Selection of Pannell Kerr Forster of Texas, P.C. as the Company's Independent Auditors for the fiscal year ending April 30, 2010.	☐	☐	☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEE FOR DIRECTOR, FOR THE APPOINTMENT OF PANEL KERR FORSTER AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED SHAREHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE ANNUAL MEETING AND VOTING IN PERSON.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE IT WILL BE VOTED "FOR" PROPOSALS ONE, TWO AND THREE. PLEASE MARK, SIGN, DATE AND RETURN THIS CARD USING THE ENCLOSED RETURN ENVELOPE.

Signature of Shareholder ____________ Date: ________ Signature of Shareholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

PROXY

NEVADA GOLD & CASINOS, INC.

ANNUAL MEETING OF SHAREHOLDERS
October 14, 2009

The undersigned shareholder of Nevada Gold & Casinos, Inc. (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and appoints James J. Kohn or Ernest E. East, and each of them, with full power of substitution, as Proxy or Proxies to vote as specified in this Proxy all the shares of common stock of the Company of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Sheraton Suites Houston, 2400 West Loop South, Houston, Texas, 77027 on Wednesday, October 14, 2009 at 3:00 p.m. Central time, and any and all adjournments or postponements thereof. Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder. The undersigned shareholder hereby revokes any Proxy or Proxies heretofore executed for such matters.

(Continued and to be signed on the reverse side)

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